Exhibit 99.1

Investor/Media Contacts:
Robert J. Cierzan, Vice President, Finance
Sylvia J. Castle, Investor Relations
Aldila, Inc. (858) 513-1801

FOR IMMEDIATE RELEASE

ALDILA ANNOUNCES RESULTS FOR THIRD QUARTER 2006

Poway, CA, October 25, 2006 — ALDILA, INC. (NASDAQ:NMS:ALDA) today reported net sales of $16.3 million for the third quarter ended September 30, 2006, as compared to $19.3 million in the comparable period of 2005.  The Company reported net income of $2.9 million, or $0.51 fully diluted per share for the third quarter ended September 30, 2006, as compared to net income of $3.8 million, or $0.68 fully diluted per share for the comparable period of 2005.  In the 2006 third quarter the Company benefited from a settlement as a class member in a civil suit against certain carbon fiber producers in the amount of $2.2 million pretax.  Excluding the benefit from the settlement, the Company’s net income would have been $1.4 million, or $0.26 fully diluted per share.  In the 2006 third quarter the Company repurchased 75,596 shares of its common stock at a cost of $1.2 million.

For the nine months ended September 30, 2006 net sales were $54.5 million, as compared to net sales of $59.0 million in the comparable period of 2005.  The Company reported net income of $9.9 million in the 2006 period, or $1.77 fully diluted per share, as compared to net income of $10.7 million and fully diluted earnings per share of $1.97 in the comparable period of the prior year.

“In our third quarter 2006 sales of golf and related products were 19% lower than in the comparable quarter of 2005,” said Mr. Peter R. Mathewson, Chairman of the Board and CEO.  “Sales of composite prepreg materials in the third quarter of 2006 were up 14% as compared to the 2005 period and represented 13% of consolidated sales in the current quarter.  The average selling price of golf shafts decreased 9% quarter on quarter on a 12% decrease in unit sales.  Branded golf shaft sales decreased 32% and co-branded sales decreased by 73% versus the 2005 third quarter and together represented 38% of our golf shaft sales in the current quarter as compared to 58% in the comparable quarter last year.  The Company’s backlog of sales orders at September 30, 2006 was $11.5 million as compared to $9.7 million at September 30, 2005,” Mr. Mathewson said.

“Our balance sheet as of September 30, 2006 remains strong; with $14.4 million in cash and $36.7 million in working capital, after paying out $2.5 million in dividends, repurchasing $1.2 million in common stock and providing for $3.2 million in capital expenditures during the nine month period ended September 30, 2006,” said Mr. Mathewson.

“While our results were below the comparable quarter last year, we still remain optimistic with the state of our business.  Incoming orders received in the third quarter of the current year were 14% stronger than in the same period last year.  During the quarter we began deliveries of shafts for new programs.  We have seen a shift in product mix towards iron shafts that sell at lower prices.  Wood shaft sales in general declined in the second and third quarters.  This shift has hurt our sales in branded, co-branded and OEM wood shafts and impacted our average selling price and gross margin.  The overall equipment market in 2006 has been less than robust as evidenced by the unprecedented buy one get one free metal wood programs conducted by several major OEMs during July of this year.  A margin squeeze is occurring in the equipment market and it is creating intense pressure on component pricing.  We are working closely with our OEM partners in this challenging market.  We believe our market share at our key OEM partners remains strong and we are poised to benefit when the equipment market strengthens, the metal wood market in particular,” said Mr. Mathewson.

“Our new VS Proto™ ‘ByYou’ product line represented 35% of our branded golf shaft revenues in the third quarter of 2006.  The VS Proto™ ‘ByYou’ shafts will be used by several major club companies in new product programs and additionally by others using it in their custom fit programs.  Shipment of shafts for these programs have begun and we believe will gather momentum as we move into next year.  The trend toward easy to hit graphite shafted hybrid clubs replacing formerly steel shafted long irons continues and is changing the makeup of the traditional iron set.  We are well positioned to benefit from this trend with our complete range of hybrid offerings to meet the needs of every golfer.  In addition, we have expanded our NV™ iron range to include a new 85 gram men’s offering and a 55 gram pink ultra light ladies offering for 2007,” Mr. Mathewson said.

“The Aldila NV™ and VS Proto™ series of shafts continue to achieve outstanding success on the PGA and Nationwide Tours.  With a few events still remaining on the schedule, players using Aldila shafted drivers in 2006 have won 11 events on the PGA Tour and 11 events on the Nationwide Tour.  PGA Tour professionals using drivers with Aldila shafts have won more than $22 million in Tour earnings in 2006.  The VS Proto™ and NV™ hybrid shafts continue to be the overwhelming choice of Tour professionals.  Aldila has been the leading choice for hybrid shafts on both Tours, typically outpacing other manufacturers by a 3 to 1 margin in 2006.  As the Tour winds down for 2006, our Tour representatives are working with players gaining valuable feedback on new shaft introductions planned for the future,” said Mr. Mathewson.

“Our Vietnam factory construction is progressing on schedule and several key managerial positions have been successfully recruited and hired from the local area.  Our goal is still to begin manufacturing operations in the first quarter of 2007.  This additional Asian capacity will help off set the rising costs of China and mitigate the risk of too much production in any one country,” said Mr. Mathewson.

“Our composite materials business continues to grow with sales up 27% year to date versus last year.  Our sixth prepreg tapeline is now operational and should begin contributing to additional outside sales.  We anticipate continuing growth in this business,” Mr. Mathewson said.

“Through the first three quarters of this year our hockey business is up 91% from the comparable period of last year but still is well below where we believe it can be.  With that in mind we have worked closely with our customer to strengthen its NHL presence with a rapid turnaround pro service production cell.  Both companies believe success in the NHL will translate to increasing retail sales,” said Mr. Mathewson.

“Carbon Fiber Technology LLC (“CFT”), our joint venture carbon fiber facility, is running at near capacity using precursor material from its current supplier.  A concerted effort is underway to provide CFT with alternative precursors and sources in 2007 to allow for greater output through higher line speeds and improved fiber quality,” said Mr. Mathewson.

“The global carbon fiber situation looks to remain tight in the years ahead as reported during the Intertech Carbon Fiber Conference in Budapest, Hungry held this month.  The overall fiber market is growing at a conservatively forecasted 10% clip, with increasing demand in wind turbines and aerospace applications.  Virtually all carbon fiber producers are adding capacity but the increasing demand should absorb the additional output through at least 2010.  With continuing high prices for oil and the related impact on precursor prices, pressure will remain on carbon fiber pricing,” Mr. Mathewson said.

Aldila will host a conference call at 5 p.m. Eastern time on Wednesday, October 25, 2006, with Peter R. Mathewson, Chairman and CEO and Robert J. Cierzan, Chief Financial Officer, to review Aldila’s 2006 third quarter financial results.  For telephone access to the conference call dial 888-694-4728 or 973-582-2745 for international calls and request connection to the Aldila conference call.  The conference ID # is 8024476.  A live web cast of the conference call can be accessed on the Aldila web site at http://www.aldila.com.  An archive of the web cast will be available through our web site for 90 days following the conference call.

This press release contains forward-looking statements based on our expectations as of the date of this press release.  These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future.  Such forward-looking statements include, but are not limited to, implications concerning the acceptance of the NV™ and VS Proto™ shafts and that their success will continue to attract new customer accounts.  Forward-looking statements are necessarily subject to risks and uncertainties.  Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors.  Our filings with the Securities and Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular our Annual Report on Form 10-K for the year ended December 31, 2005, under “Business Risks” in Part I, Item 1, and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in Part I, Item 7 of the Form 10-K, and reports on Form 10-Q and Form 8-K.  The forward-looking statements in this press release are particularly subject to the risks that:

•                  we will not maintain or increase our market share at our principal customers;

•                  demand for clubs manufactured by our principal customers will decline, thereby affecting their demand for our shafts;

•                  the market for graphite shafts will continue to be extremely competitive, affecting selling prices and profitability;

•                  our product offerings, including the Aldila NV™ and VS Proto™ shafts and product offerings outside the golf industry, will not achieve success or continue to enjoy existing success with consumers or OEM customers;

•                  our business with Mission Hockey will not continue to grow, or it declines;

•                  our international operations will be adversely affected by political instability, currency fluctuations, export/import regulations or other risks typical of multi-national operations, particularly those in less developed countries;

•                  CFT will be unsuccessful as a result, for example, of internal operational problems, raw material supply problems, changes in demand for carbon fiber based products, or difficulties in operating a joint venture;

•                  the Company will not be able to acquire adequate supplies of carbon fiber, other than that being produced at CFT, at reasonable market prices;

•                  acts of terrorism, natural disasters, or disease pandemics interfere with our manufacturing operations or our ability to ship our finished products.

For additional information about Aldila, Inc., please go to the Company’s Website at www.aldila.com.

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ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS - UNAUDITED

(In thousands, except share data)

	September 30, 2006	December 31, 2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$12,627	$15,821
Restricted cash	1,775	-
Accounts receivable	8,057	7,233
Other receivable	2,152	-
Income taxes receivable	1,647	895
Inventories	15,121	12,387
Deferred tax assets	1,659	1,352
Prepaid expenses and other current assets	680	625
Total current assets	43,718	38,313

PROPERTY, PLANT AND EQUIPMENT	7,867	5,570

INVESTMENT IN JOINT VENTURE	2,989	2,895

DEFERRED TAXES	1,100	1,051

OTHER NON-CURRENT ASSETS	256	260

TOTAL ASSETS	$55,930	$48,089

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$5,356	$6,294
Accrued expenses	1,686	3,214
Total current liabilities	7,042	9,508

LONG-TERM LIABILITIES:
Deferred rent and other long-term liabilities	46	30
Total liabilities	7,088	9,538

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; authorized 5,000,000 shares; no shares issued
Common stock, $.01 par value; authorized 30,000,000 shares; issued and outstanding 5,524,250 shares as of September 30, 2006 and 5,395,523 shares as of December 31, 2005 respectively	55	54
Additional paid-in capital	49,938	47,041
Accumulated deficit	(1,151)	(8,544)
Total stockholders' equity	48,842	38,551

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$55,930	$48,089

ALDILA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS  — UNAUDITED

(In thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005

NET SALES	$16,329	$19,327	$54,496	$58,956
COST OF SALES	12,216	11,461	34,529	35,537
Gross profit	4,113	7,866	19,967	23,419

SELLING, GENERAL AND ADMINISTRATIVE	2,526	2,633	7,918	7,513
Operating income	1,587	5,233	12,049	15,906

OTHER INCOME (EXPENSE):
Interest income	189	204	531	449
Other, net	2,183	(24)	2,171	(31)
Equity in earnings of joint venture	72	69	167	193

INCOME BEFORE INCOME TAXES	4,031	5,482	14,918	16,517
PROVISION FOR INCOME TAXES	1,170	1,721	5,030	5,804

NET INCOME	$2,861	$3,761	$9,888	$10,713

NET INCOME PER COMMON SHARE	$0.51	$0.71	$1.79	$2.05

NET INCOME PER COMMON SHARE, ASSUMING DILUTION	$0.51	$0.68	$1.77	$1.97

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	5,567	5,333	5,516	5,238

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES	5,631	5,548	5,590	5,438

ALDILA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(In thousands)

	Nine months ended
	September 30,
	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,888	$10,714
Depreciation and amortization	944	958
Stock-based compensation	161	-
Loss on disposal of fixed assets	8	(5)
Undistributed income of joint venture, net	(263)	(185)
Changes in other assets and liabilities, net	(11,110)	(2,741)
Net cash (used for) provided by operating activities	(372)	8,741

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(3,233)	(1,226)
Proceeds from sales of property, plant and equipment	-	10
Proceeds from sales of marketable securities	-	4,971
Distribution from joint venture	169	-
Net cash (used for) provided by investing activities	(3,064)	3,755

CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchases of common stock	(1,211)	-
Benefit from exercise of stock options	1,678	1,104
Proceeds from issuance of common stock	2,270	1,191
Dividend payments	(2,495)	(6,893)
Net cash provided by (used for) financing activities	242	(4,598)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(3,194)	7,898

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	15,821	11,531

CASH AND CASH EQUIVALENTS, END OF PERIOD	$12,627	$19,429